As Filed with the Securities and Exchange Commission on December 8, 2003
                                         Registration No.
=============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             GSI SECURITIZATION LTD.
-----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

   Cayman Islands, BWI                                 None
   ------------------------               -----------------------------------
   (State of Incorporation)               (I.R.S. Employer Identification No.)

                         502 Carnegie Center, Suite 103
                           Princeton, New Jersey 08540
                    (Address of principal executive offices)

                                 (609) 987-8080
               Registrant's telephone number, including area code

                   Klinair Environmental Technologies Limited
                            3rd  Floor, Harbour Centre
                                 P.O. Box 1348 GT
                        Grand Cayman, Cayman Islands, BWI
                        (Former name or former address)

                           EQUITY COMPENSATION PLAN

-----------------------------------------------------------------------------
                             (Full Titles of Plans)

                     Gunther Slaton, Chief Executive Officer
                         502 Carnegie Center, Suite 103
                          Princeton, New Jersey 08540
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   ----------

                      CALCULATION OF REGISTRATION FEE*
___________________________________________________________________________
                                   Proposed Maximum (1)
Title of    Common Shares    Offering Price      Aggregate    Amount of
each class    to be             Per Unit         Offering   Registration
    of      Registered                             Price         Fee
Securities
to be
Registered

Common
Stock, par
value-$.02   3,680,000(1)              $0.51       $1,876,800    $151.83
TOTAL        3,680,000(2)              $0.51       $1,876,800    $151.83
___________________________________________________________________________
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low prices of Common Stock reported on NASDAQ Bulletin Board OTC.
     on December 05, 2003.

(2) This Registration Statement shall also cover any additional shares of Common Stock which become issuable pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

Documents Incorporated by Reference [X] Yes  [ ] No

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities
Exchange Commission are incorporated herein by reference:



      (a) The Company's annual report on Form 20-F for the fiscal year ended December 31, 2002, filed on June 30, 2003;

      (b) The Company's voluntary quarterly reports on Form 10-QSB for the quarter ended June 30, 2003, filed on December 04, 2003; obligatory quarterly report for the quarter ended September 30, 2003, filed on December 04, 2003;

      (c) The Company's current reports on Form 8-K and 8-K/A filed on November 28, 2003 and December 04, 2003, respectively respecting a change in accountants; Current reports on Form 8-K and 8-K/A filed on June 06, 2003 and December 04, 2003, respectively, reporting the purchase of a subsidiary, a change in control, the resignation and appointment of directors and officers, and the change in reporting status from a foreign corporation to a deemed domestic corporation for reporting purposes.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Certificate of Incorporation and By-laws of the Company provide that the Company shall indemnify to the fullest extent permitted by BWI law any person whom it may indemnify there under, including directors, officers, employees and agents of the Company. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors or by independent legal counsel or by the stockholders. In addition, the Certificate of Incorporation provides for the elimination, to the extent permitted by Nevada law, of personal liability of directors to Company and its stockholders for monetary damages for breach of fiduciary duty as directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

        Exhibit
        Number                        Description of Document
        -------                       -----------------------

           5        Opinion of Steven Young, Esq.

          23.1 Consent of Steven Young, Esq. (incorporated into Exhibit 5 attached hereto)

          23.21     Consent of James C. Marshall, CPA, P.C.

          23.22     Consent of Joseph Troche, CPA.

          24.1      Power of Attorney (see page 6)

Item 9. Undertakings.

The Registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that the undertakings set forth in paragraphs
          (a)(i) and (a)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

    (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered remaining unsold at the termination of the offering.

    (d) That, for purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the Securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) Insofar as indemnification for liabilities rising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Restated Certificate of Incorporation or Bylaws of the Registrant and the provisions of laws of the British West Indies described in Item 6, above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expense incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on the 8th day of December 2003.

                             GSI SECURITIZATION LTD.

                             By /s/Gunther Slaton
                                -------------------------------------
                                Gunther Slaton
                                Chairman of the Board and President

                                Power of Attorney

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose
Signature appears below constitutes and appoints Gunther Slaton his or her attorney-in-fact, with the full power of substitution and resubstitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act necessary to be done in connection therewith, as fully to all interests and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their or his or her substitutes, may lawfully or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933 this report has been signed below by the following persons on behalf of the registrant and in capacities and on the dates indicated.

Signature                     Title                           Date
----------                    -----
                              Chairman of the Board of
/s/Gunther Slaton             Directors, President, and Chief
                              Executive Officer, Chief        December 08, 2003
                              Accounting Officer
Gunther Slaton               (Principal Executive Officer)

/s/Sally Engel                Vice President, Director
                             (Principal Officer and           December 08, 2003
                              Director)
Sally Engel

/s/Robert D. Couch            Executive Vice President
                              and Director                    December 08, 2003
Robert D. Couch

EX-5
EX-23.1
OPINION OF COUNSEL

                                Exhibit 5

                       Law Offices of STEVEN R. YOUNG

                         ATTORNEYS & COUNSELORS AT LAW

                                                  Area Code (949)
      101 Pacifica, Suite 240                     Telephone 788-3999
      Irvine, California 92618	                  Facsimile  788-3993


                                   -----------

                                                     December 08, 2003

GSI SECURITIZATION LTD.
502 Carnegie Center, Suite 103
Princeton, New Jersey 08540

   Re:  Form S-8 Registration Statement; Opinion and Consent


Gentlemen:

      We are delivering this opinion to you in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement on Form S-8 (the "Registration Statement") of GSI SECURITIZATION LTD. (the "Company"), for the registration of 3,680,000 shares of the Company's Common Stock, $.02 par value (the "Common Stock"), issuable by the Company pursuant to the 2003
Equity Compensation Plan (the "Plan").

      We are familiar with the proceedings to date with respect to such offering and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for purposes of this opinion.

      For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We have also assumed the genuineness the signatures of persons signing all documents in connection with which this of opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties thereto.

      In reliance upon, and based on, such examination and review, we are of the opinion that the 3,680,000 shares of Common Stock issuable pursuant to the Plan will constitute, when issued, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company.

      We hereby consent to the filing of this opinion as Exhibit 5 to said Registration Statement.

                                                Very truly yours,

                                                Law Offices of Steven Young

                                                /s/Steven Young, Esq.

EX-23.21
CONSENT OF INDEPENDENT ACCOUNTANTS

                                Exhibit 23.21

               Consent of Independent Certified Public Accountants

James C. Marshall, CPA, P.C.
14455 North Hayden Rd., Ste. 206
Scottsdale, Arizona  85260-6948
480.443.0500  FAX:480.948.5635



GSI SECURITIZATION LTD.
502 Carnegie Center, Suite 103
Princeton, New Jersey 08540

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement of our report dated June 30, 2003 relating to the consolidated financial statements and schedules of GSI SECURITIZATION LTD. appearing in the Company's Annual Report on Form 20-F for the year ended December 31, 2002.

/s/John Marshall & Co., CPA's

December 08, 2003

EX-23.22

CONSENT OF INDEPENDENT ACCOUNTANTS

                                Exhibit 23.22

               Consent of Independent Certified Public Accountants


                               Joseph Troche, CPA


GSI SECURITIZATION LTD.
502 Carnegie Center, Suite 103
Princeton, New Jersey 08540

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated December 05, 2003 relating to the consolidated financial statements and schedules of GSI SECURITIZATION LTD. appearing in the Company's Quarterly Report on Form 10-QSB for the quarters ended
June 30, 2003 and September 30, 2003.

/s/Joseph Troche, CPA

December 08, 2003


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